BRF S.A.
A Public Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240
CVM 16269-2

Announcement to the Market

BRF S.A. (“BRF” or "Company") (BM&FBovespa: BRFS3; NYSE: BRFS), pursuant to the article 12, of CVM Instruction 358, of January 3, 2002, announces that it has received notices from Aberdeen do Brasil Gestão de Recursos Ltda., enrolled with the Taxpayers’ Registry No. 11.074.363/0001-98, (“Aberdeen do Brasil”), according to the powers granted by companies from Aberdeen economic group (“Aberdeen Group”), in the name of some investment funds and portfolios (“Portfolios”) under management of Aberdeen Group and Standard Life Aberdeen plc (“Standard”) (“Notices” and “Aberdeen”, respectively), informing that, (i) on August 9, 2017, its participation in the Company reached, in the aggregate, 40,706,225 common shares, and/or securities and derivatives referred in such shares which corresponds to approximately 5.01% of the totality of common shares issued by the Company and (ii) on August 14, 2017 due the merger between Aberdeen Asset Management PLC and Standard Life PLC has taken place, and Aberdeen Asset Management PLC was renamed Standard Life Aberdeen plc, Portfolios’ aggregated equity holdings reached 41,421,259 ordinary shares and/or other securities and derivatives referred in such shares totaling approximately 5.09% of the total ordinary shares issued by the Company.

Aberdeen also stated that (i) the increase of the above mentioned equity holdings is strictly a consequence of investment strategy and there is no intention to change the Company’s control nor composition of the administrative structure; (ii) no agreement or contract regulating the exercise of voting rights or the purchase and sale of securities issued by the Company has been entered into nor executed by the Portfolios, Aberdeen Group and/or Aberdeen do Brasil and (iii) any new communication related to investments effected by the Portfolios in the Company will be provided by Standard or by any other entity within the economic group to whom such powers may be granted.

The Company enhances that it does not have a defined shareholding control, being its shares dispersed on the market in general.

The original of the Notification is filed at the Company’s headquarters.

São Paulo, August 18 2017.

Pedro de Andrade Faria
Global Chief Executive, Financial and Investor Relations Officer

11 de Agosto de 2017.

À
BRF SA
R Hungria, 1400 - 5 Andar,
Fazen,
São Paulo - SP
01.455-000
At.: Diretor de Relações com Investidores

Ref.: Aquisição de Participação Relevante

Prezados Senhores,

ABERDEEN DO BRASIL GESTÃO DE RECURSOS LTDA., inscrita no CNPJ/MF nº 11.074.363/0001-98 ("ABERDEEN DO BRASIL"), conforme poderes outorgados por empresas integrantes do grupo econômico Aberdeen ("Grupo Aberdeen"), vem, em nome de fundos de investimento e carteiras ("Carteiras") sob gestão do Grupo Aberdeen, informar que houve aquisição nas participações das referidas Carteiras em ações ordinárias emitidas pela BRF S.A. e/ou outros valores mobiliários e instrumentos derivativos lastreados em tais ações emitidas pela BRF S.A. ("Companhia") sendo que tal aquisição, em 9 de Agosto de 2017, de forma agregada, ultrapassou para cima o patamar de 5% (cinco por cento) do total de ações do total de ações ordinárias emitidas pela Companhia.

Para atendimento do disposto no Artigo 12 da Instrução da Comissão de Valores Mobiliários ("CVM") nº 358, de 03 de janeiro de 2002, conforme alterada, a ABERDEEN DO BRASIL, por meio desta, comunica que em 9 de Agosto de 2017:

i) A ABERDEEN DO BRASIL tem sede na Rua Joaquim Floriano, 913, 7º andar, Conjunto 71, Itaim Bibi, CEP 04534-013;

ii) As participações societárias detidas pelas Carteiras alcançaram, de forma agregada, na data acima mencionada, 40.706.225 ações ordinárias, e/ou outros valores mobiliários e instrumentos derivativos lastreados em tais ações, somando aproximadamente 5,01% (cinco ponto zero um por cento) do total de ações ordinárias emitidas pela Companhia;

iii) A aquisição da participação societária acima mencionada é consequência,

August 11, 2017.

To
BRF SA
R Hungria, 1400 - 5 Andar,
Fazen,
São Paulo - SP
01.455-000

Attn.: Investor Relations Officer

Ref.: Acquisition of Relevant Stockholding

Dear Sirs,

ABERDEEN DO BRASIL GESTÃO DE RECURSOS LTDA., enrolled with the Taxpayers' Registry No. 11.074.363/0001-98, ("ABERDEEN DO BRASIL"), according to the powers granted by companies from Aberdeen economic group ("Aberdeen Group"), in the name of some investment funds and portfolios ("Portfolios") under management of Aberdeen Group, hereby informs that has been an increase of such Portfolios' equity holdings in ordinary shares and/or other securities and derivatives referred in such shares issued by BRF S.A. (the "Company"), and that on August 9, 2017 their aggregate equity interests increased above the 5% (five percent) threshold of the total ordinary shares issued by the Company.

In compliance with Article 12 of the Brazilian Securities Commission ("CVM") Rule no. 358, of January 3rd, 2002, as amended, ABERDEEN DO BRASIL hereby informs that on Agosto 9, 2017:

i) The registered office of ABERDEEN DO BRASIL is located at Rua Joaquim Floriano, 913, 7º andar, Conjunto 71, Itaim Bibi, CEP 04534-013;

ii) Portfolios' aggregated equity holdings reached, on the date above mentioned, 40,706,225 ordinary shares and/or other securities and derivatives referred in such shares totaling approximately 5.01% (five point zero one percent) of the total ordinary shares issued by the Company;

17 de Agosto de 2017.

À
BRF SA
R Hungria, 1400 - 5 Andar,
Fazen,
São Paulo - SP
01.455-000
At.: Diretor de Relações com Investidores

Ref.: Aberdeen Asset Management PLC – Evento Corporativo

Prezados Senhores,

ABERDEEN ASSET MANAGEMENT PLC, vem, em nome de fundos de investimento e carteiras ("Carteiras") sob gestão de empresas integrantes de seu grupo econômico que atualmente possuem participações em ações emitidas pela **BRF S.A.** ("Companhia"), informar a ocorrência da fusão entre Aberdeen Asset Management PLC e Standard Life PLC em 14 de Agosto de 2017, passando a Aberdeen Asset Management PLC a denominar-se, a partir daquela data, Standard Life Aberdeen plc.

As participações societárias detidas pelas Carteiras alcançaram, de forma agregada, na data acima mencionada, 41.421.259 ações ordinárias, e/ou outros valores mobiliários e instrumentos derivativos lastreados em tais ações, somando aproximadamente 5,09% (cinco ponto zero nove por cento) do total de ações ordinárias emitidas pela Companhia;

Dessa forma, novas comunicações relacionadas aos investimentos realizados pelas Carteiras junto à Companhia serão realizadas pela Standard Life Aberdeen plc ou por outras empresas do grupo econômico que venham a ser designadas para tanto.

Permanecemos à disposição para quaisquer esclarecimentos adicionais ou comentários necessários.

Atenciosamente,

August 17, 2017.

To
BRF SA
R Hungria, 1400 - 5 Andar,
Fazen,
São Paulo - SP
01.455-000
Attn.: Investor Relations Officer

Ref.: Aberdeen Asset Management PLC – Corporate Event

Dear Sirs,

ABERDEEN ASSET MANAGEMENT PLC, in the name of some investment funds and portfolios ("Portfolios") under management of companies of its economic group which currently hold shares issued by **BRF S.A.** (the "Company"), inform that on August 14 2017 a merger between Aberdeen Asset Management PLC and Standard Life PLC has taken place, and Aberdeen Asset Management PLC was renamed Standard Life Aberdeen plc as of that date.

Portfolios' aggregated equity holdings reached, on the date above mentioned, 41,421,259 ordinary shares and/or other securities and derivatives referred in such shares totaling approximately 5.09% (five point zero nine percent) of the total ordinary shares issued by the Company;

Please do not hesitate to contact us if any clarification is needed on the above.

Yours faithfully,

Martin Reid

STANDARD LIFE ABERDEEN PLC
p. Martin Reid
Email: martin.reid@aberdeenstandard.com
Fax: +44 (0)1224 404253